                                                                   EXHIBIT 10.43

DATED                                                                       1996
--------------------------------------------------------------------------------


                      (1) PRODAC POZESSDATENTECHNIK GmbH


                                      AND


                      (2) UK CONSUMER ELECTRONICS LIMITED


                         ----------------------------

                               SUPPLY AGREEMENT

                         ----------------------------




--------------------------------------------------------------------------------

                               Dibb Lupton Alsop
                                125 London Wall
                                London EC2Y 5AE

                              Tel:  0345 26 27 28
                              Fax:  0171 600 1727

                                       1

     --------------------------------------------------------------------
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   CONTENTS
1.   INTERPRETATION........................................................    1
2.   SALE OF THE PRODUCTS..................................................    2
3.   TERMS OF BUSINESS.....................................................    2
4.   SPECIFICATION OF THE PRODUCTS.........................................    3
5.   PROGRESS AND INSPECTION...............................................    4
6.   DESPATCH..............................................................    4
7.   DESPATCH DELAY, SHORTAGES AND SURPLUSES...............................    5
8.   PASSING OF PROPERTY AND RISK TO THE CUSTOMER..........................    5
9.   PACKAGING AND MARKING.................................................    5
10.  WARRANTY..............................................................    6
11.  TRAINING AND COMMERCIAL AND TECHNICAL ASSISTANCE......................    6
12.  ENHANCEMENTS AND DEVELOPMENTS.........................................    7
13.  CUSTOMER SUPPLIER MATERIALS...........................................    7
14.  AVAILABILITY OF SPARE PARTS...........................................    7
15.  SERVICE MANUALS.......................................................    7
16.  PATENT RIGHTS.........................................................    8
17.  COMPLIANCE............................................................    8
18.  CONFIDENTIALITY.......................................................    8
19.  DURATION AND TERMINATION..............................................    8
20.  FORCE MAJEURE.........................................................    9
21.  ENTIRE AGREEMENT......................................................   10
22.  WAIVER OF RIGHTS BASED ON MISREPRESENTATION...........................   10
23.  ASSIGNMENT............................................................   10
24.  NO PARTNERSHIP........................................................   11
25.  COSTS AND EXPENSES....................................................   11
26.  INVALIDITY............................................................   11
27.  EXECUTION.............................................................   11
28.  AMENDMENT AND WAIVER..................................................   11
29.  LAW AND JURISDICTION..................................................   11
30.  NOTICES...............................................................   12
31.  SURVIVORSHIP..........................................................   12
32.  RESTRICTIVE TRADE PRACTICES ACT.......................................   12
33.  CONSEQUENTIAL LOSS....................................................   12

SCHEDULE 1--The Products and the Price List................................   14
SCHEDULE 2--The Specification..............................................   15
SCHEDULE 3--Warranties.....................................................   17

             THIS AGREEMENT is made on _____________________,1996

BETWEEN:

(1) PRODAC PROZESSDATENTECHNIK GMBH, a company incorporated in Germany of Max-Planck-Strasse 38 D-50858 Koln Germany ("the Supplier"); and

(2) UK CONSUMER ELECTRONICS LIMITED, a company incorporated in England and Wales (registered no. 532857), whose registered office is at Granada House, Ampthill Road, Bedford MK32 9QQ, England ("the Customer").

                                    RECITALS

(A) The Supplier carries on the business of, inter alia, manufacturing and selling the Products.

(B) The Supplier and the Customer wish to ensure continuity of supply and orders for the Products and have agreed to enter into this Agreement on the terms set out below.

(C) The Supplier has agreed to supply the Products to the Customer, inter alia, to be incorporated into the finished Products by Manufacturers, as appointed by the Customer, to be used for or in respect of the Customer's business from time to time. The Supplier undertakes to liaise and/or co-operate with all the relevant parties as necessary to achieve this.

1.   INTERPRETATION

     1.1  In this Agreement, unless the context requires otherwise:

          "COMMISSIONING" means the acceptance by a customer of the Customer after installation of a Prodac System;

          "CONSEQUENTIAL LOSS" means liability in respect of loss of profits, goodwill or any type of special indirect or consequential loss (including loss or damage suffered as a result of action brought by a third party) other than any liability for death or injury arising from negligence;

          "FINISHED PRODUCTS" means the television sets into which the Prodac Boards are, from time to time, incorporated which constitute part of the Prodac System;

          "PRODAC BOARDS" means a device which when fitted to a television set enables the Prodac System to provide in-house pay for view films and hotel information services;

          "PRODAC SYSTEM" means the pay for view systems and hotel information systems supplied by the Supplier from time to time;

          "PRODUCTS" means the products set out in Schedule 1 and all enhancements, modifications, developments and improvements to them together with equipment, parts or services not readily obtainable from a source other than the Supplier; and

          "SPECIFICATION" means the specification of the Products set out in
          Schedule 2 or any other specification agreed in writing between the parties.

     1.2 Reference to a clause, sub-clause, paragraph or schedule is to a clause, sub-clause, paragraph or schedule of or to this Agreement, unless the context requires otherwise.

     1.3 Reference to any gender includes the other genders and words denoting the singular include the plural and vice versa unless the context requires otherwise. Reference to a "person" includes any individual, firm, unincorporated association or body corporate.

     1.4 Reference to a statutory provision includes a reference to that statutory provision as from time to time amended, extended or re-enacted and any regulations made under it.

     1.5 The headings in this Agreement are for ease of reference only and shall not affect its construction or interpretation.

2.   SALE OF THE PRODUCTS

     During the continuance of this Agreement the Supplier shall sell and the Customer shall purchase such quantities of the Products as may be ordered by the Customer from time to time in accordance with the terms of this Agreement.

3.   TERMS OF BUSINESS

     3.1 All purchases of the Products by the Customer, including the purchases of 46 Prodac Systems for installation in various Moat House hotels plus 2 spare Prodac Systems for such hotels, shall be in accordance with this Agreement. Any terms and conditions of sale and/or purchase of the Supplier and/or the Customer shall not apply.

     3.2 The Products shall be sold by the Supplier to the Customer at the agreed prices set out in Schedule 1. The prices of the Products as listed in Schedule 1 will be reviewed by both parties annually in accordance with the latest available German Retail Price Index ("RPI") figures but the Supplier shall have the right to increase the prices of the Products from time to time by more than the prices as so reviewed to the extent that the increase in the cost to the Supplier of supplying the relevant Product exceeds the increase provided by increasing the price in accordance with the latest RPI.

     3.3 Spare parts shall be sold by the Supplier to the Customer on the basis of the Supplier's price list for the time being.

     3.4 All prices for the Products exclude postage, carriage, freight, insurance, handling charges, import duties, value added tax or other applicable sales tax but include packaging unless agreed, at the time of ordering, with the Customer.

     3.5 Orders for the Products shall be given by the Customer to the Supplier in writing.

     3.6 The Customer shall pay the Supplier for all Products sold and despatched to the Customer at the end of the month following the month in which the relevant invoice is received. The Supplier is entitled to interest at an annual rate of 2 per cent above the bank rate of the Deutsche Bundesbank valid at the time from the due date of payment (accruing on a daily basis) in relation to Products despatched to the Customer and in relation to which there is no dispute (save where the dispute is resolved in favor of the Supplier in which case interest shall be payable).

     3.7 The Supplier shall allow the customer such discount for prompt payment or otherwise as the Supplier may from time to time notify to the Customer provided that the Customer is not then in breach of any of the terms of this Agreement.

4.   SPECIFICATION OF THE PRODUCTS

     4.1 All Products sold by the Supplier to the Customer pursuant to this Agreement shall conform in all respects to the Specification (including, without limitation, as to quality and description) and the Customer shall be entitled to reject any of the Products which are not in accordance with the Specification. Immaterial faults which do not affect the functionality of the Products despatched do not entitle the Customer to refuse acceptance. The Supplier shall make good free of charge to the Customer any loss or damage to or defect in the Products (save in the extent that the Customer has a valid insurance claim in respect of the loss) where notice is given by the Customer within 30 days from despatch to the Customer.

     4.2 The Supplier shall consult with the Customer from time to time during the continuance of this Agreement with a view to updating the Specification so as to ensure that it continues to be viable.

     4.3 If a significant number of the Products fail to meet the Specification or differ from samples previously approved or present a fire hazard or risk of harmful radiation or electrical shock or other injury or damage (a "Relevant Problem") the Customer may instruct the Supplier in writing to suspend despatch. Despatch may not be recommenced without the prior permission of the Customer which shall not be unreasonably withheld or delayed where the Relevant Problem has been rectified.

     4.4 The Supplier shall as soon as reasonably practicable notify the Customer in writing of any proposed changes, improvement, enhancements or modifications to the Products of which it has knowledge. The Supplier shall not, save in respect of any component which performs an identical function, make any such change, improvement, enhancement or modification where the Customer shall have objected in writing to the Supplier within 30 days after receipt of the notification from the Supplier.

     4.5 When requested in writing the Supplier shall supply samples of any proposed new Products, changes, improvements, enhancements or modifications to the Customer for its approval (such approval not to be unreasonably withheld or delayed) prior to production of the full quantity ordered.

5.   PROGRESS AND INSPECTION

     5.1 The Customer shall have the right to inspect all the Products at the Supplier's works at all reasonable times and reject any of the Products that do not comply with the terms of this Agreement.

     5.2 Any such inspection, checking, approval or acceptance made or given by or on behalf of the Customer shall not relieve the Supplier or his sub-contractors from any obligation under this Agreement.

6.   DESPATCH

     6.1 The Customer shall consult from time to time with the Supplier concerning the Customer's likely demand for the Products and expected requirement for times of despatch. The Customer shall notify the Supplier of any prospective order for Products as soon as is reasonably practicable. The parties shall use all reasonable endeavors to agree a mutually satisfactory date for despatch of the Products which enables the Customer to satisfy any prospective orders and, in the absence of any such agreement, the date of despatch shall be as soon as reasonably practicable having due regard, in the normal course of events, to the capacity of and the lead time for the Supplier to manufacture or source the Products. Any alteration to the date of despatch must be agreed to by each of the parties.

     6.2 The Supplier shall furnish such programmes of manufacture and despatch as the Customer may reasonably require and the Supplier shall give notice to the Customer as soon as practicable if such programmes are or are likely to be delayed.

     6.3 The Products must be despatched to the delivery point(s) within the Territory specified in the Customer's order unless a different delivery point(s) is subsequently agreed.

     6.4 Where the Customer's order states that the time and delivery point should be obtained from the Customer prior to despatch, the Supplier must so inform any carrier accordingly.

     6.5 As well as any documentation required by law or for the carriage of the Products across international borders, all the Products must be accompanied by a despatch note clearly showing the Customer's order number and batch numbers of the products and a full description of the Products supplied including both the Supplier's part number(s) and the Customer's part number(s) (if any).

     6.6 The Supplier is entitled to despatch a consignment in several batches and to invoice these separately.

7.   DESPATCH DELAY, SHORTAGES AND SURPLUSES

     7.1  Time of despatch shall be of the essence.

     7.2 Subject to the provisions of Clause 20, without prejudice to the Customer's other rights the Customer reserves the right to cancel either the whole or the unexecuted part of the order if unexecuted within the time determined in accordance with the provisions of Clause
          6.1 unless agreed otherwise.

     7.3 Should the Supplier's failure to despatch by the due date necessitate deliveries by special transport, all additional carriage charges shall be for the Supplier's account unless agreed otherwise.

     7.4 The Customer reserves the right to return to the Supplier at the Supplier's expense, any of the Products despatched in excess of the quantities specified in the Customer's order, or in excess of despatch schedules previously agreed.

     7.5 The Supplier shall give notice to the Customer in writing as soon as practicable in the event that the time of despatch is or is likely to be delayed.

8.   PASSING OF PROPERTY AND RISK TO THE CUSTOMER

     8.1 The property and risk in the Products shall remain with the Supplier until they leave the Supplier's premises.

     8.2 The Supplier shall be obliged to arrange the insurance of the Products at the expense of the Customer for the period from when the Products leave the Supplier's premises up to and including when they are delivered to the delivery point.

9.   PACKAGING AND MARKING

     9.1 The Products must be clearly labeled and suitably packaged to avoid damage in transit and afford reasonable protection for safe storage by or on behalf of the Customer.

     9.2 All information, held by or reasonably available to the Supplier, regarding any hazards or potential hazards known or believed to exist in the transport, handling or use of the Products supplied shall be communicated to the Customer by the Supplier in writing prior to despatch.

10.  WARRANTY

     10.1 The Supplier shall warrant all the Products, whether in relation to workmanship, software or materials, to be free of defects for a period of: (i) six months from the date of Commissioning in the case of Products other than spare parts; and (ii) eight months from despatch in the case of spare parts. In the event of such defects being notified to the Supplier within the relevant period, the Supplier will at the Supplier's option replace or repair (within a reasonable time) the Products that are defective at no charge to the Customer provided that the Customer shall have first returned any defective Product to the Supplier at the sole cost of the Supplier subject to the means of return being appropriate in all the circumstances.

     10.2 In the event of any epidemic failure within 40 months of Commissioning the Supplier shall meet the Customer's full costs (material and labor) in adjusting, repairing, modifying or replacing components in all the Products which have so failed or which in the Customer's reasonable opinion are likely to fail provided that the Supplier shall have been given a reasonable opportunity of adjusting, repairing, modifying or replacing such components. For the purpose of this clause, epidemic failure shall be defined as a recurrence of the same fault or component failure within a three month period at a rate of 5% per annum or more of the total quantity of the Products or goods of the same type, purchased by the Customer from the Supplier (fair wear and tear excepted).

     10.3 The Customer shall notify the Supplier of Commissioning on or before seven days after Commissioning.

11.  TRAINING AND COMMERCIAL AND TECHNICAL ASSISTANCE

     11.1 The Supplier shall from time to time during the term of this Agreement, at the request of the Customer render to the Customer free of charge (save as specified below) adequate training and commercial and technical assistance in connection with the Products.

     11.2 Any training course which takes place otherwise than (i) at the premises of the supplier; or (ii) at any other place in Koln shall be at the cost of the Customer to be agreed in advance by the Supplier and the Customer.

12.  ENHANCEMENTS AND DEVELOPMENTS

     12.1 The Supplier shall endeavor to maintain the Products' competitive edge in the market. The Customer shall notify the Supplier of any suggestions to reduce costs or increase productivity.

     12.2 It is acknowledged by both parties that enhancements to the technology of the Prodac System may be necessary in the future. The Customer shall notify the Supplier when such need arises in order to provide the Supplier with the first opportunity to respond to it. Nothing in this Agreement shall prevent the customer from time to time developing or using any other pay for view system or hotel information systems.

13.  CUSTOMER SUPPLIER MATERIALS

     13.1 The Supplier shall be responsible for any property which the Customer may provide to the Supplier in connection with the Customer's order and shall indemnify the Customer against loss or damage to such property. This shall also apply to any tooling wholly or partially paid for by the Customer. The Supplier shall clearly mark all such property as the property of the Customer and shall submit stock returns thereof as and when requested by the Customer.

     13.2 The Supplier must advise the full name and address of the contact to whom items are to be sent and the despatch date by which they are required.

14.  AVAILABILITY OF SPARE PARTS

     14.1 The supplier shall undertake to make available spare parts replacements and upgrades of the Products as reasonably required by the Customer for at least seven years from the date of the last Commissioning provided that the supplier shall make available to the Customer such spare parts replacements and upgrades as the Customer may order within the three month period immediately before the end of such seven year period.

     14.2 Spare parts ordered by the Customer for despatch to any nominated United Kingdom address must be despatched within a six week period from receipt of order by the Supplier.

15.  SERVICE MANUALS

     Where applicable and agreed, the Supplier shall supply as agreed quantities of service manuals and broadsheets free of charge and ensure that these are available prior to first despatch of the Products. Any service manuals and broadsheets shall be in English.

16.  PATENT RIGHTS

     The Supplier shall indemnify the Customer against any cost, damage, expense or claim in respect of letters patent, registered design, trade mark or copyright caused by or arising out of the use or sale of the Products or any article or material supplied by the Supplier to the Customer.

17.  COMPLIANCE

     The Supplier and the Customer mutually undertake to comply with all legislation, directives and regulations relating to the provision and use of electrical appliances, software, goods and services applicable in the European Community and the United Kingdom.

18.  CONFIDENTIALITY

     18.1 Each of the parties to this agreement undertakes to the other to keep confidential all information (written or oral) concerning the business and affairs of the other which it has obtained or received as a result of discussions leading up to the entering into of this agreement or which it has obtained during the course of this agreement except any information which is:

               18.1.1     trivial or obvious;

               18.1.2 already in its possession other than as a result of a breach of this clause 18; or

               18.1.3 in the public domain other than as a result of a breach of this clause 18.

     18.2 Each of the parties undertakes to the other to take all such steps as shall from time to time be necessary to ensure compliance with the provisions of this clause 18 by its employees, agents and subcontractors.

19.  DURATION AND TERMINATION

     19.1 This agreement shall commence on 1 October 1996 and, subject to the provisions of this clause 19 and Clause 14, shall continue for a period of three years from the date of this Agreement and thereafter, unless or until terminated by either party giving to the other not less than three calendar months' notice in writing.

     19.2 Without prejudice to the foregoing, either party may terminate this Agreement immediately by notice in writing to the other party if any of the following events occurs:

               19.2.1 that the other party has committed a material breach of this Agreement which, in the case of a material breach capable of remedy, has not been remedied within 30 days of the receipt by such other of a notice specifying the material breach and requiring its remedy;

               19.2.2 an order is made or a resolution is passed for the winding up of the other party except in the case of a voluntary winding up for the purposes of a scheme of reconstruction or amalgamation, the terms of which shall previously have been approved in writing by the other party;

               19.2.3 an administrative order is made or a petition for such an order is presented in respect of the other party;

               19.2.4 a receiver (which expression shall include an administrative receiver) is appointed in respect of the other party or any of the other party's assets;

               19.2.5 the other party is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

               19.2.6 any voluntary arrangement is proposed under section 1 of the Insolvency Act 1986 in respect of the other party;

               19.2.7 the other party ceases, or threatens to cease, to carry on business;

               19.2.8 any event analogous to those described in sub-clauses
               19.2.3 to 19.2.7 occurs in relation to the other party in any jurisdiction in which that other party is incorporated or resident or carries on business.

     19.3 On termination of this agreement for any reason, and subject as otherwise provided in this agreement to any rights or obligations which have accrued before termination, neither party shall have any further obligation to the other under this agreement.

20.  FORCE MAJEURE

     20.1 Neither party shall be liable to the other or be deemed to be in breach of this Agreement and the Supplier may suspend despatch of the Products by reason of any delay in performing, or failure to perform, any of its obligations under this Agreement if the delay or failure was due to circumstances beyond that party's reasonable control (including, without limitation, any strike, lock-out or other industrial action, Act of God, war or threat of war, accidental or malicious damage, fire, or prohibition or restriction by governments or other legal authority or any unforeseen failure of any supplier of the Supplier).

     20.2 A party claiming to be unable to perform its obligations under this agreement (either on time or at all) in any of the circumstances set out in clause 20.1 must immediately notify the other party of the nature and extent of the circumstances in question.

     20.3 This clause 20 shall cease to apply when the relevant circumstances have ceased to have effect on the performance of this Agreement but where the circumstances so require the time for performance shall be extended for an appropriate period of time.

     20.4 If any circumstance relied on by either party for the purposes of this clause 20 continues for more than six months, the other party shall be entitled to terminate this Agreement immediately by notice in writing.

21.  ENTIRE AGREEMENT

     21.1 This Agreement constitutes the entire agreement between the parties in connection with its subject matter.

     21.2 No party has relied on any representation or promise except as expressly set out in this Agreement.

22.  WAIVER OF RIGHTS BASED ON MISREPRESENTATION

     22.1 Each party unconditionally waives any rights it may have to claim damages against the other on the basis of any statement made by the other (whether made carelessly or not) not set out or referred to in this Agreement (or for breach of any warranty given by the other not so set out or referred to) unless such statement or warranty was made or given fraudulently.

     22.2 Each party unconditionally waives any rights it may have to seek to rescind this Agreement on the basis of any statement made by the other (whether made carelessly or not) whether or not such statement is set out or referred to in this Agreement unless such statement was made fraudulently.

23.  ASSIGNMENT

     Neither party shall without the prior written consent of the other party assign, transfer, charge or deal in any other similar manner with this Agreement or its rights or any part of them under this Agreement, or purport to do any of the same, nor subcontract any or all of its obligations under this agreement provided that nothing in this Clause shall restrict the Supplier from obtaining its supplies from third parties.

24.  NO PARTNERSHIP

     Nothing in this Agreement shall create, or be deemed to create, a partnership between the parties.

25.  COSTS AND EXPENSES

     Except as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement.

26.  INVALIDITY

     The invalidity, illegality or unenforceability of any provision of these conditions should not affect the other conditions.

27.  EXECUTION

     This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which when so executed shall be an original, but all counterparts shall together constitute one and the same instrument.

28.  AMENDMENT AND WAIVER

     28.1 No variation of this Agreement shall be effective unless it is made in writing, refers specifically to this Agreement and is signed by the parties.

     28.2 No waiver of any term, provision or condition of this Agreement shall be effective except to the extent made in writing and signed by the waiving party.

     28.3 No omission or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver by it or of any right to exercise it in future or of any other of its rights under this Agreement.

29.  LAW AND JURISDICTION

     29.1 This Agreement shall be governed by and construed in all respects in accordance with English law.

     29.2 The parties submit to the exclusive jurisdiction of the English courts and agree that (subject to clause 29.3), in respect of proceedings in England or in any other jurisdiction, process may be served on either of them in the manner specified for notices in clause 30.

     29.3 The Supplier irrevocably appoints and authorises Jay Benning & Peltz of One Great Cumberland Place, London W1H 7AL (or such other person being a firm of solicitors resident in England as the Supplier may by notice substitute) to accept service on behalf of the Supplier of all legal process and service on Jay Benning & Peltz (or each substitute) shall be deemed to be service on the Supplier.

     29.4 The rights set out in this clause 29 are in addition to any other manner of service permitted by law.

30.  NOTICES

     30.1 Any notice or other communication to be given under this agreement must be in writing and may be delivered or sent by pre-paid air mail letter post or facsimile transmission to the party to be served at that party's last known address.

     30.2 Any notice or document shall be deemed served, if delivered, at the time of delivery, if posted, 6 working days after posting and if sent by facsimile transmission, at the time of transmission.

31.  SURVIVORSHIP

     This agreement shall, as to any of its provisions remaining to be performed in whole or in part or capable of having effect following termination, remain in full force and effect despite termination.

32.  RESTRICTIVE TRADE PRACTICES ACT

     32.1 Despite any other terms of this agreement, no provisions by virtue of which this agreement (or any agreement or arrangement of which it forms part) is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 shall take effect until the day after the required particulars of it have been furnished to the Director General of Fair Trading in accordance with the requirements of those Acts.

     32.2 The parties undertake to submit the required particulars within 30 days from the date of this agreement.

33.  CONSEQUENTIAL LOSS

     The Supplier shall not be liable for Consequential loss in relation to any matter if:

     33.1 the Customer shall have failed to give the supplier written notice of the relevant matter (stating in reasonable detail its nature and, so far as is practicable, the amount claimed) and to have consulted with the Supplier with respect to the matter; or

     33.2 the Customer shall have settled any claim or taken (or failed to have taken) any significant step in proceedings in relation to the matter without the prior written consent of the Supplier such consent not to be unreasonably withheld or delayed.

     The Customer shall limit liability under any new contracts with any customers to (Pounds)5,000 per hotel.

IN WITNESS of which this Agreement has been duly executed by the parties.



EXECUTED for and on behalf of       )
PRODAC PROZESSDATENTECHNIK GmbH     )  /s/ Authorized Signature
in the presence of:                 )


EXECUTED for and on behalf of       )
CONSUMER ELECTRONICS LIMITED in     )  /s/ Authorized Signature
the presence of:                    )

                                  SCHEDULE 1

                        THE PRODUCTS AND THE PRICE LIST

DESCRIPTION                                                      PRICE IN DM
Prodac HSI Board for Philips TV HT3352                                [***]
Video Steel Cabinet                                                   [***]
Pentium Computer                                                      [***]
VGA Colour Monitor                                                    [***]
Video Text Inserter (Full Channel)                                    [***]
Interface for Data Transmission Card                                  [***]
Serial Interface Card                                                 [***]
Keyboard 19"                                                          [***]
Printer                                                               [***]
Software Video Version 6.0                                            [***]
Data Receiver V3.0                                                    [***]
Blocking Filter for Low Frequencies                                   [***]
Radio Tuner Technics                                                  [***]
Power Supply TRN270                                                   [***]
TGR202 Transmission Unit                                              [***]
TGR203 Transmission Unit                                              [***]
TRM253 VHF Modulator                                                  [***]
TRM254 UHF Modulator                                                  [***]
CPU400                                                                [***]
AVM400 IF Convertor                                                   [***]
Data Transmitter TXS 400                                              [***]
Carbon Copy Licence                                                   [***]
Printer Platform                                                      [***]
Data Cable per metre                                                  [***]
Project Leader per hour                                               [***]
Installaton Leader per hour                                           [***]
Technician per hour                                                   [***]
Training - rate to be agreed prior to each training session

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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   SCHEDULE 2
                               THE SPECIFICATION

OVERVIEW
--------

The Prodac system is a Pay-TV system with interactive guest services for the hospitality industry.

Typically 4 pay channels would be provided, along with a number of off air satellite, TV and radio channels.

The system operates over a conventional VHF/UHF tree and branch cable system.

The communications between the rooms and the head end PC is achieved by using FSK data modulated onto carriers.

Interfaces to a number of hotel Property Management Systems (PMS) are provided. These are software selectable. This allows guest and transaction information to be passed to and from the PMS and the Prodac PC controller.

The Interactive guest service can include some or all of the following:

     Welcome message
     Bill Review
     Express checkout
     Messaging
     Room service
     Information channel (teletext based)
     Room status (for hotel staff)

The system currently has interfaces for Phillips and Nokia hotel TV's.

CONFORMITY
----------
It is acknowledged that unless actual installation meets with at least CE Standards there may be interference with reception.

Subject to clause 4 of the Agreement, all equipment supplied must conform to samples evaluated and signed off by Granada Technical Engineering Department prior to any order being placed. High quality components must be used in order to minimize maintenance costs and down time. The design must comply with all the relevant European Standards - CE.

The equipment supplied to the Moat House contract should be used as a bench mark.

                                   SCHEDULE 3
                                   WARRANTIES


1.     CAPACITY AND AUTHORITY
1.1    INCORPORATION AND EXISTENCE
       Prodac is a company duly incorporated and validly existing under English law. GmbH is a company duly incorporated and validly existing under German law.

1.2    POWER AND AUTHORITY

1.2.1 The Vendor has the legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all the documents which are to be executed at Completion.

1.2.2 Prodac has the legal right and full power and authority to carry on the Business.

1.3    CORPORATE ACTION
       1.4